Exhibit 1

Agreement to Make Joint Filing Statement

The undersigned hereby agree to file a joint Schedule 13G (including amendments thereto) with respect to the interests of the undersigned in Cardiovascular Systems, Inc. and that the Schedule 13G to which this Agreement is attached has been filed on behalf of each of the undersigned.

Dated: September 9, 2011

/s/ John H. Friedman
John H. Friedman

EASTON HUNT CAPITAL PARTNERS, L.P.

By:	EHC GP, LP, its General Partner

	By:	EHC, Inc., its General Partner

		By:	/s/ John H. Friedman
John H. Friedman, President and Chief Executive Officer

EHC GP, LP

By:	EHC, Inc., its General Partner

	By:	/s/ John H. Friedman
John H. Friedman, President and Chief Executive Officer

EHC, INC.

By:	/s/ John H. Friedman
John H. Friedman, President and Chief Executive Officer

EASTON CAPITAL PARTNERS, LP

By:	ECP GP, LLC, its General Partner

	By:	ECP GP, Inc., its Manager

		By:	/s/ John H. Friedman
John H. Friedman, President and Chief Executive Officer

ECP GP, LLC

By:	ECP GP, Inc., its Manager

	By:	/s/ John H. Friedman
John H. Friedman, President and Chief Executive Officer

ECP GP, INC.

By:	/s/ John H. Friedman
John H. Friedman, President and Chief Executive Officer